UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Change in Control Agreement Template for Selected Executive Officers of the Registrant.

On December 1, 2011, the Compensation Committee (the “Committee”) of Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”) approved a new template change in control agreement for select officers designated by the Committee and recommended that the Board approve the new template change in control agreement for the Company’s President and Chief Executive Officer.  On December 1, 2011, the Board, upon the recommendation of the Committee, approved the new template change in control agreement for the Company’s President and Chief Executive Officer.

The new template change in control agreement will be effective as of January 1, 2012, with an expiration date of December 31, 2013 (the “Initial Term”) and will renew automatically for successive one-year periods unless either party provides prior written notice.  The change in control agreements that are currently in effect will terminate on December 31, 2011.

The new template change in control agreement is substantially similar to the existing template agreement.  The significant changes in the new agreement are as follows: (a) provides for the elimination of the additional service credit under the Company’s defined benefit pension plans because the pension plans have been frozen since April 1, 2010; (b) provides that unvested stock options are subject to double trigger vesting provisions wherein both a change in control and an executive’s termination of employment within certain prescribed periods must occur for the stock options to vest; (c) provide that, with respect to the determination of  performance-based long-term incentive awards, where a change in control occurs after the performance period but before the vesting date, the  pro rata award payments will be based on the actual results, not the target amount; and (d) provides that, for those executives who are subject to non-compete covenants, outplacement services will be provided for a period of up to 12 months following the end of the non-compete period, limited pursuant to Internal Revenue Code section 409A requirements.

The new template change in control agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibit is filed herewith:

  10.1   Template Change in control Agreement, effective January 1, 2012.

 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: December 7, 2011	By:	/s/ Bonnie J. Malley
		Name:	Bonnie J. Malley
		Title:	Executive Vice President, Human Resources and Corporate Administration